Exhibit 10.22

Execution Version

AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EXCO RESOURCES (PA), LLC
This Amendment to the Second Amended and Restated Limited Liability Company Agreement of EXCO Resources (PA), LLC (this “Amendment”) is entered into on October 14, 2014 (the “Execution Date”) between EXCO Resources (PA), LLC, a Delaware limited liability company (the “Company”), BG US Production Company, LLC, a Delaware limited liability company (“BG Member”) and EXCO Holding (PA), Inc., a Delaware corporation (“EXCO Member”). BG Member, EXCO Member and Company are referred to herein collectively as the “Parties” and each individually as a “Party.”
RECITALS
WHEREAS, the Parties entered into that certain Second Amended and Restated Limited Liability Company Agreement of EXCO Resources (PA), LLC dated June 1, 2010 (the “LLC Agreement”); and
WHEREAS, the Parties desire to amend the LLC Agreement in accordance with the provisions of this Amendment;
NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Definitions and References. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given such terms in the LLC Agreement. Sections, Articles, Appendices, Exhibits, Schedules and subsections referred to herein refer to such Sections, Articles, Appendices, Exhibits, Schedules and subsections of the LLC Agreement unless the context expressly states otherwise.

2.	LLC Agreement Amendment. The LLC Agreement is hereby amended as follows:

(a)	Section 1.1 shall be amended by adding the following definitions in their correct alphabetical locations:
“2014 Amendment Effective Date” means October 14, 2014.
“AMI Acquisition” means an acquisition of an interest in Oil and Gas Assets by the Company, as may be required pursuant to Section 9.2(h) of the Joint Development Agreement.
“BG” means BG US Production Company, LLC, a limited liability company organized and existing under the Laws of Delaware.
“East Texas/North Louisiana Area” shall have the meaning given to it in the ET/NL JDA.

“EHS” means Environmental, Health and Safety.
“ET/NL JDA” means the Joint Development Agreement, dated August 14, 2009 between BG Member, EXCO and EXCO Production Company, LP (which entity merged into EXCO and terminated its separate existence) as amended by amendment dated May 19, 2010, by amendment dated February 1, 2011, by amendment dated February 14, 2013 and by amendment date October 14, 2014.
“ET/NL Joint Development Operator” shall have the meaning given to the term “Joint Development Operator” in the ET/NL JDA.
“ET/NL OpCom” shall have the meaning given to the term “Operating Committee” in the ET/NL JDA.
“ET/NL Operations” shall have the meaning given to the term “Development Operations” in the ET/NL JDA.
“EXCO” means EXCO Operating Company, LP, a Delaware limited partnership.
“GDP Member” means a BG graduate development program member, as identified by BG as such.
“Participating Interest” shall have the meaning given to it in the ET/NL JDA.
“Primary Departments” means the subsurface, operations, drilling, completions engineering, portfolio optimization, EHS, land or finance departments, or any successor department exercising substantially the same function.
“Secondee” or “secondee” means any employee of a Party or an Affiliate of a Party seconded into the organization of Company or Service Provider in accordance with this Agreement.
“Service Provider” means EXCO when EXCO and/or its Affiliates provide substantial personnel services toward conducting Development Operations in the Appalachian Area either pursuant to Services Agreement(s) with the Company and/or secondment agreement(s) with the Company, which, in the case of secondment agreement(s) with the Company, means that such secondment agreement(s) entitle EXCO and/or its Affiliates to place Persons with the Company as secondees to the extent that the responsibilities of such Persons, when viewed as a whole, entitle such Persons to exert substantial management or control over the Company.

(b)	Section 1.1 shall be amended by deleting the definition of “Budgeted Acquisition.”

(c)	Section 2.2(x) shall be amended by deleting it in its entirety and replacing it with the following:

“(x)
any acquisition of Oil and Gas Assets (other than Operating Assets in the ordinary course of business) for consideration in excess of five hundred thousand dollars (US$500,000) in any transaction or series of related transactions, but excluding any AMI Acquisition (for which no vote of the Management Board is required);”

(d)	Section 2.3(c) shall be amended by deleting it in its entirety and replacing it with the following:

“(c)	delegation of authority to the officers of the Company to enter into certain Company Contracts (including Hydrocarbons sales agreements);”

(e)	Section 2.3(k) shall be amended by inserting the phrase “except as provided in Sections 2.11(g) and 2.11(h)” immediately following the reference to “Section 2.11(f).”

(f)	Section 2.3(p) shall be amended by deleting it in its entirety and replacing it with the following:

“(p)	[omitted];”

(g)	Section 2.3(s) shall be amended by deleting the phrase “and 2.11(b)(iii)”.

(h)
Section 2.3(y) shall be amended by deleting the phrase “established by the Vice President of Finance and Business Services” and replacing it with the phrase “established by the officer of the Company principally responsible for the Company’s financial matters”.

(i)	Section 2.4(a) shall be amended by deleting the first two sentences and replacing them with the following:
“The Management Board shall consist of four (4) Board Members. Each of BG Affiliate Group and EXCO Affiliate Group shall be entitled to appoint two (2) Board Members and two (2) alternate Board Members.”

(j)	Section 2.5(d) shall be amended by deleting it in its entirety and replacing it with the following:
“(d)    [omitted];”

(k)	Section 2.5(e) shall be amended by deleting it in its entirety and replacing it with the following:
“(e)    [omitted];”

(l)	Section 2.5(f) shall be amended by deleting it in its entirety and replacing it with the following:

“The Management Board shall meet (i) upon at least fifteen (15) days advance notice by either BG Affiliate Group or EXCO Affiliate Group or (ii) whenever at least one of the Board Members or alternate Board Members from each of the BG Affiliate Group and the EXCO Affiliate Group are present and agree to hold such a meeting, without any requirement for advance notice or delivery of an agenda. If any Member or Board Member so requests, any meeting of the Management Board, or the consideration of any proposal by the Management Board at a meeting, shall be deferred for up to fifteen (15) days from the date on which such meeting is requested or such proposal tendered, if the meeting is held or proposal tendered with less than fifteen (15) days notice to all Members. So long as both the BG Affiliate Group and the EXCO Affiliate Group hold interests in the ET/NL JDA, the Management Board will use commercially reasonable efforts to hold its meetings immediately following meetings of the ET/NL OpCom. All meetings of the Management Board and each subcommittee shall be held in the principal offices of the Company, or elsewhere as the Management Board or such subcommittee may mutually decide which alternate location may be within or outside the State of Delaware.”

(m)	Section 2.5(g) shall be amended by deleting it in its entirety and replacing it with the following:
“(g)    [omitted];”

(n)	Section 2.5(i) shall be amended by deleting the first sentence and replacing it with the following:
“The secretary of the Management Board shall provide each Member with a copy of the Management Board meeting minutes relating to each decision made by the Management Board during a Management Board meeting within fifteen (15) Business Days after the end of the meeting.”

(o)	Section 2.5(o) shall be amended by deleting it in its entirety and replacing it with the following:

“(o)
All notices and communications required or permitted to be given to the Board Members and the President and General Manager pursuant to this Article 2 shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission, or by pdf via e-mail (provided that any such facsimile or email transmission is confirmed either orally or by written confirmation), addressed to the appropriate Group at the address for such Group shown below or at such other address as such Member shall have theretofore designated by written notice delivered to the Member giving such notice:

If to the President and General Manager:
EXCO Resources (PA), LLC 12377 Merit Drive, Suite 1700 Dallas, Texas 75251 Attention: President and General Manager Telephone: (214) 368-2084 Fax: (214) 368-8754
If to the EXCO Affiliate Group:

EXCO Holding (PA), Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: President
Telephone: (214) 368-2084
Fax: (214) 368-8754
With a copy to:

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: William L. Boeing, General Counsel
Telephone: (214) 368-2084
Fax: (214) 706-3409
E-mail: lboeing@excoresources.com

If to the BG Affiliate Group:

BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention: Roger Coe
Telephone: (713) 599-4000
Fax: (713) 599-4250
E-mail: roger.coe@bg-group.com

BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention: Chris Migura, Principal Counsel
Telephone: (713) 599-4000
Fax: (713) 599-4250
E-mail: chris.migura@bg-group.com

Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person or by courier, or transmitted by facsimile transmission or email during normal business hours (or, if not sent transmitted during normal business hours, on the next business day), or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be. Each Group may change the address, telephone numbers, facsimile numbers and email addresses to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 2.5(o).”

(p)	Section 2.5 shall be amended by adding the following subsections (p) and (r):

“(p)
In lieu of a vote taken at a meeting or a proposal distributed in accordance with Section 2.5(j), a written resolution of the Management Board will be effective to evidence the approval of the Management Board upon the signature of at least one of the Board Members or alternate Board Members from each Group.

(r)
Effective as of the 2014 Amendment Effective Date, at least ten (10) days prior to each meeting of the Management Board, the Company (or EXCO, to the extent that EXCO is acting as Service Provider) shall deliver to the Members (i) an organization chart for the organization supporting Company’s activities, (ii) a proposed allocation of employee or Secondee time for Company activities during the upcoming Calendar Quarter, (iii) an assessment of whether the preceding Calendar Quarter’s allocation of employee or Secondee time for Company activities should be modified, and (iv) a general listing of any significant activities performed or to be performed by employees or Secondees during the current Calendar Quarter which are not Development Operations or otherwise conducted for the benefit of both BG Member and EXCO Member pursuant to this Agreement or the benefit of Affiliates of both of them pursuant to the Joint Development Agreement (such as efforts of EXCO or its Affiliates to support new business development or asset dispositions in which BG does not participate; provided, however, that proprietary information of EXCO and/or its Affiliates in which BG or its Affiliates do not also have a proprietary interest shall not be required to be included in such general listings), together with an estimate of the amount of time spent or to be spent by each individual on such activities during such Calendar Quarter. At each meeting of the Management Board, Company (or EXCO, to the extent that EXCO is acting as Service Provider) shall be prepared to explain and discuss how the various operational departments of Company (or EXCO, to the extent EXCO is acting as Service Provider) are resourced and whether such allocation of resources should be modified.”

(q)	Section 2.11(a)(i) shall be amended by deleting it in its entirety and replacing it with the following:

“(i)
The Management Board shall have the power to elect, delegate authority to, and remove such officers of the Company as the Management Board may from time to time deem appropriate; provided, however, that each officer appointee of the Company shall serve a three (3) year term commencing as of the date of the appointment of such officer, subject to each officer’s appointment being subject to an annual ratification vote by the Management Board. After any Management Board vote not to ratify the appointment of any officer, the Management Board shall, as soon as reasonably practicable thereafter, appoint a replacement officer, which replacement officer shall serve a three (3) year term (subject to annual ratification votes as described in this Section 2.11(a)(i)).”

(r)	Section 2.11(a)(ii) shall be amended by deleting it in its entirety and replacing it with the following:

“(ii)	[omitted].”

(s)	Section 2.11(b)(i) shall be amended by deleting the first sentence and replacing it with the following:
“The Company shall have a President and General Manager and such other officers as may be determined by the Management Board from time to time.”

(t)	Section 2.11(b)(ii) shall be amended by deleting the second sentence of such Section.

(u)	Section 2.11(b)(iii) shall be amended by deleting it in its entirety and replacing it with the following:
“(iii)    [omitted].”

(v)	Section 2.11(c) shall be amended by deleting it in its entirety and replacing it with the following:

“(c)
Unless otherwise agreed by the Management Board, (i) all Secondees of the Company that are employees of a member of the EXCO Affiliate Group shall be seconded to the Company by the Members pursuant to a secondment agreement substantially in the form of Exhibit “A” attached hereto; and (ii) all Secondees of the Company that are employees of a member of the BG Affiliate Group shall be seconded to the Company by the Members pursuant to a secondment agreement substantially in the form of Exhibit “A-1” attached hereto. Simultaneously with the execution of this Agreement, each initial Member and the Company entered into a secondment agreement substantially in the form of Exhibit “A”. On the 2014 Amendment Effective Date, BG Member, Company and a certain member of the EXCO Affiliate Group shall enter into an amended and restated secondment agreement substantially in the form of Exhibit “A-1”, which such agreement shall be the Secondment Agreement for the BG Member. Each Affiliated Member Group with a Percentage Interest greater than twenty five percent (25%) shall have the right but not the obligation to second its or its Affiliates’ employees to the Company; provided, however, that the officers of the Company must be approved by the Management Board pursuant to Section 2.3(s) and except as provided in Sections 2.11(g) and 2.11(h) all employees and secondees of the Company that are not officers must be approved by the President and General Manager (provided that the President and General Manager shall not unreasonably withhold consent and shall, in the exercise of his or her consent, give significant consideration to BG’s interest in placing secondees within the organization; provided that: (i) the secondment rights of the BG Affiliate Group shall be subject to Sections 2.11(g) and (h); and (ii) if the EXCO Affiliate Group possesses a Percentage Interest greater than twenty five percent (25%), the EXCO Affiliate Group shall have the right but not the obligation to second one or more of its or its Affiliates' employees to the Company in each of the Primary Departments of the Company.”

(w)	Section 2.11 shall be amended by adding the following subsection (g):

“(g)	If the BG Affiliate Group possesses a Percentage Interest greater than 25% and a Participating Interest of greater than 25% under the ET/NL JDA, the following provisions apply:

(i)
Subject to the terms of its Secondment Agreement, BG has the right but not the obligation to place Secondees in the positions identified on Exhibit “C” attached hereto (or to fill any Secondee vacancies of such positions) within the Company and/or EXCO (in its capacity as ET/NL Joint Development Operator in the East Texas/North Louisiana Area or Service Provider in the Appalachian Area) for the primary purpose of supporting ET/NL Operations in the East Texas/North Louisiana Area and/or Development Operations in the Appalachian Area. Notwithstanding the foregoing, upon the prior written approval of BG (such approval not to be unreasonably withheld), the Company and/or EXCO, as applicable, shall each have the right in its reasonable discretion, to reallocate the Persons so dedicated to other similar positions with Company or EXCO, as applicable. Any such placement of Secondees by BG in such positions or filling of Secondee vacancies in such positions shall be made promptly by BG and in any event such Secondee shall be available for commencing work at the Company or EXCO, as applicable, within sixty (60) days after such positions become vacant. If such placement or filling of vacancy, and the availability of such Secondee for such work, is not made within such time, then (subject to Section 2.11(i)), EXCO shall have the right to fill such vacant position with a Secondee available for commencing work.

(ii)	If a position becomes available within any of the Primary Departments of the Company or EXCO (in its capacity as ET/NL Joint Development Operator in the East Texas/North Louisiana Area

or Service Provider in the Appalachian Area) and the time spent by the Person holding such position was at least 50% allocable to activities relating to Development Operations in the Appalachian Area or to ET/NL Operations in the East Texas/North Louisiana Area, and BG does not then have a Secondee within the relevant Primary Department whose time is at least 50% allocated to such activities in the relevant area(s), BG will have a right to propose that a Secondee be placed into the available position before EXCO fills the position (and, if EXCO determines that such candidate is unsuitable, to propose a replacement candidate); provided, however the ultimate hiring decision for such position shall be made by EXCO in its sole discretion (provided that EXCO shall not unreasonably withhold consent to appoint the secondee recommended by BG and shall, in the exercise of its consent, give significant consideration to BG’s interest in placing secondees within the organization).

(iii)
At any one time, BG may place up to three (3) GDP Members for training purposes within the Company and/or EXCO (in its capacity as ET/NL Joint Development Operator in the East Texas/North Louisiana Area or Service Provider in the Appalachian Area) in support of Development Operations in the Appalachian Area or ET/NL Operations in the East Texas/North Louisiana Area, in each case within the Primary Department designated by BG. EXCO will reasonably consider requests by BG for additional GDP Members. BG will be responsible for salary, wages and other direct employment costs of GDP Members. Each GDP Member will be placed in accordance with the BG Secondment Agreement.

(iv)
At the request of BG or EXCO, if the ET/NL Operations in the East Texas/North Louisiana Area or the Development Operations in the Appalachian Area materially change from the applicable operations in existence on March 1, 2013, BG and EXCO will meet to discuss amendments to the secondment rights of this Section 2.11(g) given such change in circumstances.”

(x)	Section 2.11 shall be amended by adding the following subsection (h):

“(h)
If at any time the BG Affiliate Group possesses a Percentage Interest greater than 25% but does not possess a Participating Interest greater than 25% under the ET/NL JDA, then BG will have the right but not the obligation to maintain each Secondee position filled pursuant to Section 2.11(g)(i) where the time of such Secondee has been more than 50% allocable to activities relating to Development Operations in the Appalachian Area during the 12 months preceding a reduction in the Participating Interest of the BG Affiliate Group to 25% or less and BG shall have the continuing general right, subject to

EXCO’s approval (such approval not to be unreasonably withheld) to second one or more of its or its Affiliates’ employees to the Company in each of the Primary Departments of the Company. If at any time the BG Affiliate Group possesses a Participating Interest greater than 25% under the ET/NL JDA but does not possess a Percentage Interest greater than 25%, then BG will have the right but not the obligation to maintain each Secondee position filled pursuant to Section 2.11(g)(i) where the time of such Secondee has been more than 50% allocable to activities relating to ET/NL Operations in the East Texas/North Louisiana Area during the 12 months preceding a reduction in the Participating Interest of the BG Affiliate Group to 25% or less.”

(y)	Section 2.11 shall be amended by adding the following subsection (i):

“(i)
Subject to Section 2.11(g)(i) and Section 2.11(g)(ii), if a position becomes available in one of the Primary Departments that predominantly supports Development Operations in the Appalachia Area and/or ET/NL Operations in the East Texas/North Louisiana Area and (i) the available position is at or above the level of supervisor or manager (but excluding officers and directors) within the Company or EXCO (in its capacity as ET/NL Joint Development Operator in the East Texas/North Louisiana Area or Service Provider in the Appalachian Area) or (ii) such position relates to an area in which BG has a vacancy in one of the positions described on Exhibit “C” (either because the position is described as ‘VACANT’ or because the identified individual vacated the position), then the Company or EXCO, as applicable, shall involve BG in the hiring decision regarding such position (or reallocation of an existing employee to such position) by submitting resumes of potential candidates to BG, by giving BG the opportunity to interview the candidate either (at BG’s option) in person in Dallas or remotely by phone or videoconference (provided that any such interview is conducted reasonably promptly by BG), and by involving BG in such other manner as BG may reasonably request; provided that BG shall not unreasonably delay or hinder the hiring process by EXCO. EXCO will reasonably consider BG requests for the placement of Secondees by BG into any such position (and, if EXCO determines that a candidate is unsuitable, to consider replacement candidates requested by BG) in addition to any rights that BG may have pursuant to Section 2.11(g)(i) and Section 2.11(g)(ii).”

(z)	Section 2.12 shall be amended by adding the following subsections (c), (d) and (e):

“(c)
For so long as EXCO is acting as Service Provider, EXCO shall actively involve BG in operations and activities which support Development Operations, including, without limitation, by providing a representative of BG the opportunity to participate in (or send another available BG representative to) organized pre-scheduled meetings relating to the Subject Oil and Gas Assets and/or Development Operations, including management team meetings, supply-chain meetings, organization or functional meetings, EHS meetings and contractor committee meetings.

(d)
For so long as EXCO is acting as Service Provider, EXCO shall provide employees and contractors of BG and its Affiliates with unrestricted, on-demand, on-site access during regular business hours to EXCO’s (and its Affiliates’) physical land records and electronic land management system (as of the 2014 Amendment Effective Date, such system is Excalibur and the applicable computer terminals accessing such system are located in Dallas, Texas) for the purposes of manipulating, reviewing and working with land records (including running queries and producing reports and summaries) related to Subject Oil and Gas Assets owned by BG or its Affiliates. At BG’s cost and expense, EXCO shall cooperate with efforts by BG to remotely access EXCO’s (and its Affiliates’) land data and information to the extent related to such Subject Oil and Gas Assets. Notwithstanding the foregoing, EXCO shall only be required to provide access to any such electronic land management system to the extent that (i) providing such access would not violate the provisions of any applicable software or other license (if necessary, after reasonable inquiry by EXCO to the licensor seeking permission for such access), (ii) BG obtains any applicable software or other license that may be required in connection with such access (and BG acknowledges that none of EXCO or its Affiliates will be responsible for obtaining any such license for BG), and (iii) such land data and information held in electronic form related to such Subject Oil and Gas Assets is capable of being separated from land data and information held in electronic form that is related to other assets of EXCO or its Affiliates; provided that in each case of (i), (ii) and (iii), EXCO shall use its reasonable efforts to assist in accomplishing such requirement, but in no event shall EXCO or its Affiliates be required to incur any third party costs or pay any fees in connection therewith that BG is unwilling to reimburse.

(e)
To assist BG with any asset disposition analysis or efforts relating to its disposition of Subject Oil and Gas Assets, for so long as EXCO is acting as Service Provider, EXCO shall, at BG’s sole cost and expense and without any liability of EXCO or its Affiliates whatsoever (except for liabilities arising due to the willful misconduct of EXCO or its Affiliates), provide support services for any such asset disposition analysis or efforts including, without limitation, assisting with data presentation, providing responses to data requests by BG, providing access to records and data for third party due diligence, and gathering data for purchase and sale agreement representation and warranties; provided that no employee of EXCO or its Affiliates shall be required to make any presentations to potential purchasers. BG shall indemnify EXCO and its Affiliates and their respective employees and representatives for any and all claims and liabilities arising out of or related to any services provided pursuant to this Section in connection with any such proposed asset disposition, except for claims arising due to the willful misconduct of EXCO or its Affiliates.”

(aa)
Section 2.13(f) shall be amended by deleting the phrase “the Vice President of EHS shall establish” and replacing it with the phrase “the officer of the Company principally responsible for the Company’s EHS functions shall establish”.

(bb)    Section 2.15(a) shall be amended by:
(1) changing the Section references of Sections 2.15(a)(xiv) and 2.15(a)(xv) to Sections 2.15(a)(xx) and 2.15(a)(xxi), respectively, and adding the phrase “without being limited by the duplication, specificity or limitations of any other items listed in this Section 2.15(a),” at the beginning of Section 2.15(a)(xx),
(2) adding the following Sections 2.15(a)(xiv), 2.15(a)(xv), 2.15(a)(xvi), 2.15(a)(xvii), 2.15(a)(xviii) and 2.15(a)(xix):

“(xiv)
within three (3) weeks from the end of each Calendar Quarter, a schedule showing the working interest and net revenue interests (including net working interest, royalty, overriding royalty, etc.) of BG (and its Affiliates) in each well (showing separately any percentage interest held indirectly by BG (and its Affiliates) as a Member of the Company or member of some other Person) as of the end of such Calendar Quarter;

(xv)	on or before the 15th of each month preceding an obligation or expiration month, the monthly lease maintenance calendars (payments, extensions and expirations) with land recommendations;

(xvi)
copies of all raw microseismic and seismic data, including reprocessing and interpretative data, analysis and reports for the Appalachia Area that (A) are in the possession of the Company or Service Provider, as applicable, (B) are not subject to Third Party confidentiality restrictions that have not been waived and (C) have been generated by EXCO or by a Third Party on behalf of the Company or Service Provider;

(xvii)
geographic information system data and shape files for the Appalachia Area that (A) are in the possession of the Company or Service Provider, as applicable, (B) are not subject to Third Party confidentiality restrictions that have not been waived and (C) have been generated by EXCO or by a Third Party on behalf of the Company or Service Provider, including any data layers or points associated with shape files such as lease expirations, depth severances and competitor drilling locations;

(xviii)
at the reasonable request of a Participating Member, a copy of general land data (as currently produced or compiled in the general course of business), inclusive of budget projections data, quarterly updates of activities associated with spending under land AFEs, division of interest calculations, quarterly acreage reports or title curative for the Appalachian Area that are in the possession of the Company or Service Provider, as applicable, are not subject to Third Party confidentiality restrictions that have not been waived and have been generated by EXCO or by a Third Party on behalf of the Company or Service Provider;

(xix)
at the reasonable request of a Participating Member that includes the applicable data query or queries, EXCO shall, within 30 days after receiving such request, provide such Participating Member with the results of specific data queries on EXCO’s land systems and databases, provided that the result of such queries provided to such Participating Member shall be limited to only those properties in which such Participating Member and EXCO own an interest under this Agreement;”

(cc)
Section 2.15(b)(i) shall be amended by deleting the phrase “within 24 hours of the Vice President of HSSE receiving notice thereof” and replacing it with the phrase “within 24 hours of the officer of the Company principally responsible for the Company’s EHS functions receiving notice thereof”.

(dd)    Section 2.15(c) shall be amended by adding the following to the end of the provision:
In addition, Company shall provide each Member with notice of any written disputes which affect, or reasonably may affect, with respect to any Development Party that is an Affiliate of such Member, such Development Party’s leasehold or other property interest in the Subject Oil and Gas Assets. Such Member shall be kept informed of material changes in the progress of any such disputes and, at the request of a Member, Company (or Service Provider, as applicable) shall provide Member with copies of all pleadings, demand letters, or other material correspondences relating to any such dispute and make available personnel familiar with such disputes to assist with Member’s analysis and understanding of the dispute and to reasonably consider any views Member may have on the handling of such dispute.

(ee)
Section 2.16(b) shall be amended by replacing the phrase “for the purpose of observing operations or conducting HSSE and asset integrity audits” with the phrase “for the purpose of observing operations and conducting general audit activities, including conducting EHS and asset integrity audits”.

(ff)    Section 3.1 shall be amended by adding the following subsection (f):

“(f)
Within ten (10) days after the end of each Calendar Month, Company shall provide each Member with a list of Development Operations Contracts relating to Development Operations entered into during the preceding Calendar Month that can reasonably be expected to result in aggregate payment to the counterparty of more than two hundred fifty thousand dollars (US$250,000), together with the status of any negotiations or tender processes relating to any unexecuted Development Operations Contracts as of the end of the Calendar Month.”

(gg)	Section 13.3 shall be amended by deleting it in its entirety and replacing it with the following:
“Notices. All notices and communications required or permitted to be given hereunder shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:
If to the Company:
EXCO Resources (PA), LLC
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: President and General Manager
Telephone: (214) 368-2084
Fax: (214) 368-8754

If to EXCO:
EXCO Holding (PA), Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention:    President
Telephone:    (214) 368-2084
Fax:    (214) 368-8754

with a copy to:
EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention:     William L. Boeing, Vice President,
General Counsel and Secretary

Telephone:    (214) 368-2084
Fax:    (214) 706-3409

If to BG:
BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention: Roger Coe
Telephone: (713) 599-4000
Fax: (713) 599-4250
with a copy to:
BG US Production Company, LLC
811 Main Street, Suite 3400
Houston, Texas 77002
Attention:    Chris Migura, Principal Counsel
Telephone:    (713) 599-4000
Fax:    (713) 599-4250
Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours (or, if not sent transmitted during normal business hours, on the next business day), or upon actual receipt by the addressee after such notice has been deposited in the United States Mail, as the case may be. Any notice given to a Credit Facility Secured Party in accordance with the notice information supplied with respect to such Credit Facility Secured Party shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has been deposited in the United States Mail, as the case may be. The Parties may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 13.3.”

(hh)
Each use of the term “HSSE” throughout the LLC Agreement shall be deleted and replaced with the term “EHS”. The defined terms in Appendix I previously beginning with the term “HSSE” and now beginning with the term “EHS” shall be reordered in the appropriate alphabetic locations.

(ii)	The LLC Agreement shall be amended by adding Exhibit “A-1” attached hereto immediately following Exhibit “A” of the LLC Agreement, as Exhibit “A-1” to the LLC Agreement.

(jj)	The LLC Agreement shall be amended by attaching Exhibit “C” attached hereto as Exhibit “C” to the LLC Agreement.

3.
Land Leasing Protocol. Without determining whether or not such protocol was ever in effect, but for the avoidance of doubt, the “EXCO Resources (PA), LLC Land Leasing Protocol,” shall be void and without effect as of the Effective Date. Accordingly, the Company shall not make land or oil and gas asset acquisitions without the approval of the BG Member and the EXCO Member; provided, however, that the approval of any such acquisition by the Management Board in accordance with the Management Board voting provisions and applicable Board Member voting thresholds, in each case as contained in the LLC Agreement, shall be considered approval by the BG Member and the EXCO Member, respectively, for the purposes of this provision.

4.
Application of Certain Provisions. The terms of Sections 12.1, 12.2, 13.2, 13.3, 13.4, 13.5, 13.7, 13.8, 13.9, 13.10, 13.11, 13.12, 13.13(a), 13.14, 13.15 and 13.20 of the LLC Agreement are incorporated herein by reference as if set out in full herein.

5.
Ratification. Except as amended herein, the terms and conditions of the LLC Agreement shall remain in full force and effect. Any and all references to the LLC Agreement shall hereafter refer to the LLC Agreement as amended by this Amendment.

[Signature page follows]

Exhibit 10.22

Execution Version

IN WITNESS WHEREOF, the Parties have executed this Amendment on the Execution Date.

COMPANY:	EXCO RESOURCES (PA), LLC

By: /s/ WILLIAM L. BOEING Name: William L. Boeing Title: Vice President and General Counsel

MEMBERS:	BG US PRODUCTION COMPANY, LLC

By: /s/ ROGER COE Name: Roger Coe Title: Vice President

EXCO HOLDING (PA), INC

By: /s/ ROGER COE Name: Roger Coe Title: Vice President

SOLELY FOR THE PURPOSES OF AMENDMENTS TO SECTION 2.11:	EXCO OPERATING COMPANY, LP
By: EXCO Partners OLP GP, LLC, Its general partner
By: /s/ WILLIAM L. BOEING Name: William L. Boeing Title: Vice President and General Counsel